Exhibit 99.1

Quellos Group, LLC

Financial Statements

CONSOLIDATED FINANCIAL STATEMENTS

Quellos Group, LLC and Subsidiaries

Year Ended December 31, 2006

With Report of Independent Auditors

Report of Independent Auditors

The Board of Directors and Members of Quellos Group, LLC

We have audited the accompanying consolidated balance sheet of Quellos Group, LLC (majority owned by Quellos Holdings, LLC) and subsidiaries as of December 31, 2006 and the related consolidated statement of operations, changes in members’ capital, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Quellos Group, LLC and subsidiaries at December 31, 2006, and the consolidated results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

As discussed in Note 2 to the consolidated financial statements, in 2006 the Company changed its method of consolidation and accounting for share-based payments.

/s/ Ernst & Young LLP

Seattle, Washington

September 27, 2007

Quellos Group, LLC and Subsidiaries

Consolidated Balance Sheet

December 31, 2006

(In Thousands)

Assets
Cash and cash equivalents	$165,364
Restricted cash	84
Accounts receivable	138,866
Due from private funds	61,337
Receivables from related parties	2,895
Investments made in advance	784
Investments, at fair value	3,301,622
Equity swap collateral	29,952
Unrealized gain on equity swap transactions	52,887
Prepaid expenses, lease deposits and other assets	3,170
Equipment and facilities, net	5,439
Goodwill	1,656

Total assets	$3,764,056

Liabilities, non-controlling interest and members’ capital
Liabilities:
Accounts payable	$1,167
Due to private funds	684
Accrued expenses and other liabilities	71,720
Accrued distribution fees	5,183
Accrued bonus	26,541
Due to withdrawing members	97,024
Capital contributions received in advance	23,459
Deferred equity compensation	8,944

Total liabilities	234,722

Commitments and contingent liabilities (Note 5)

Non-controlling interest	3,413,116

Members’ capital	116,218

Total liabilities, non-controlling interest and members’ capital	$3,764,056

See accompanying notes.

Quellos Group, LLC and Subsidiaries

Consolidated Statement of Operations

Year Ended December 31, 2006

(In Thousands)

Revenues:
Investment management and advisory fees	$248,057
Net realized gain on investments	215,265
Net unrealized gain on investments	271,979
Economic participation income	12,956
Interest and other income	10,117
Realized gain on equity swaps	3,200
Unrealized gain on equity swaps	8,497
Investment income	922

Total revenues	770,993

Expenses:
Compensation and benefits	65,281
General and administrative	68,442
Distribution fees	16,105
Occupancy	8,054
State and local taxes	5,910
Professional fees	6,567
Communications and technology	4,924
Equity compensation arrangements	3,227
Loss on sublease	2,744
Interest	1,634
Reallocation to General Partner or Managing Member	17

Total expenses	182,905

Income before non-controlling interest	588,088

Non-controlling interest in net income of consolidated entities	445,806

Net income	$142,282

See accompanying notes.

Quellos Group, LLC and Subsidiaries

Consolidated Statement of Changes in Members’ Capital

Year Ended December 31, 2006

(In Thousands)

Balance, January 1, 2006	$122,117
Net income	142,282
Other comprehensive income – foreign currency translation gain	145

Comprehensive income	264,544

Equity compensation arrangements	2,732
Capital distributions	(151,058)

Balance, December 31, 2006	$116,218

See accompanying notes.

Quellos Group, LLC and Subsidiaries

Consolidated Statement of Cash Flows

Year Ended December 31, 2006

(In Thousands)

Operating activities
Net income	$142,282
Adjustments to reconcile net income to net cash provided by operating activities:
Investment management and advisory fees and investment income reinvested into investments in investment funds	(690)
Depreciation	3,052
Loss on disposal of assets	48
Income earned for non-controlling interest holders	445,805
Non-cash equity compensation arrangements	2,732
Net realized gain on investments	(215,265)
Net realized gain on equity swap transactions	(3,200)
Net change in unrealized gain on investments	(271,979)
Net change in unrealized gain on equity swap transactions	(8,497)
Purchase of investments held by consolidated funds	(743,396)
Proceeds from redemption of investments	1,313,896
Net proceeds from equity swap transactions	4,195
Net payments on equity swap transactions	(257)
Increase in due from private funds	(8,318)
Changes in operating assets and liabilities:
Restricted cash	(151)
Accounts receivable	(76,880)
Receivables from related parties	5,626
Prepaid expenses, lease deposits, and other assets	(1,628)
Accounts payable	(1,375)
Accrued expenses and other liabilities	62,153
Accrued distribution fees	(2,874)
Accrued bonus	14,665
Deferred equity compensation	(361)

Net cash provided by operating activities	659,583

Investing activities
Purchase of equipment and facilities	(922)
Additions to internally developed software	(699)
Contributions to investment funds	(191)
Distributions from investment funds	36,024

Net cash provided by investing activities	34,212

Quellos Group, LLC and Subsidiaries

Consolidated Statement of Cash Flows (continued)

(In Thousands)

Financing activities
Capital distributions	$(151,058)
Contributions to consolidated funds from non-controlling interest holders	570,635
Distributions to non-controlling interest holders	(1,019,645)
Payments on line of credit	(12,508)

Net cash used in financing activities	(612,576)

Effect of exchange rate changes on cash and cash equivalents	145
Net increase in cash and cash equivalents	81,364
Cash and cash equivalents:
Beginning of year:	49,713
Cash and cash equivalents assumed upon consolidation of investment funds	34,287

84,000

End of year	$165,364

Supplemental disclosure of cash flow information
Cash paid for interest	$242

Net increase upon consolidation of investment funds:
Assets, excluding cash and cash equivalents	$3,476,461
Liabilities	$449,921
Non-controlling interest	$3,186,298

Supplemental disclosure of non-cash operating activity
Settlement of receivable from related party through redemption of common interests	$488

Investing activity
Pending investment redemptions	$386

Investment management and advisory fees and investment income reinvested into investments in investment funds	$690

See accompanying notes.

Quellos Group, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Year Ended December 31, 2006

1. Description of Business

Quellos Group, LLC (“QG” or “the Company”) is majority owned by Quellos Holding, LLC (“QH”). QG provides investment management services, with respect to alternative investments, on a global basis to institutional and individual investors. QG’s principal wholly owned subsidiaries include:

•

Quellos Capital Management, L.P. (“QCM”) is a registered investment adviser with the Securities and Exchange Commission (“SEC”) and is a registered commodity pool operator with the Commodity Futures Trading Commission (“CFTC”). QCM provides clients exposure to absolute return strategies through multimanager investment funds.

•

Quellos Private Capital Markets, L.P. (“QPCM”) is a registered investment adviser with the SEC. QPCM provides clients exposure to private capital and real asset strategies through multimanager investment funds. QCM and QG jointly own QPCM, and QCM serves as the general partner of QPCM.

•

Quellos Fund Services, LLC (“QFS”), a wholly owned subsidiary of Quellos Group, LLC, was formed in 2005, and is a limited purpose broker-dealer registered with the SEC and is a member of the Financial Industry Regulatory Authority (formerly the National Association of Securities Dealers, Inc.) and Securities Investor Protection Corporation. QFS acts as placement agent, without compensation, for the offer and sale of privately-offered investment funds managed by QCM and QPCM.

•

Quellos Financial Advisors, LLC offers a comprehensive range of financial advisory services to high net worth individuals and families. These services include trust and estate planning, income tax planning and preparation, investment and portfolio monitoring, and other family office services. In December 2006, Quellos decided to abandon its financial advisory business previously carried out by Quellos Financial Advisors, LLC. Client accounts were transferred to two newly formed, unrelated companies in May 2007. As of December 31, 2006, QFA had assets and liabilities of $4.2 million and $4.9 million, respectively. For 2006 QFA had revenues of $3.2 million and a loss from operations of $9 million.

2. Significant Accounting Policies

Basis of Presentation

The consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America, which include prevailing industry practices. The accompanying financial statements include the accounts of the Company and its consolidated subsidiaries, which are comprised of (i) those entities in which the Company has an investment of 50% or more and has control over significant operating, financial and investing decisions of the entity, and (ii) the consolidated funds, which are those entities in which its has a substantive or controlling general partner or managing member interest. With respect to the consolidated funds, Quellos generally has operational discretion and control, and the limited partners/members have no substantive rights to impact ongoing governance and operating activities. All significant intercompany accounts and transactions have been eliminated.

Quellos holds interests in certain variable interest entities (“VIEs”). All of the VIEs are Quellos funds which are privately held investment vehicles offering clients exposure to absolute return, private capital, real asset or co-investment strategies through multimanager investment funds. Quellos sponsored the formation of and manages each of these VIEs and, in some cases, has a principal investment therein. As of December 31, 2006, the VIEs in which Quellos was not the primary beneficiary had assets of approximately $1.5 billion of which Quellos’ interest was $849 thousand.

Pursuant to EITF Issue 04-5 Quellos consolidated limited partnerships or similar entities in which it acts as the general partner or managing member and the entities do not provide the limited partners or members with substantive participating or kick-out rights.

VIEs for which Quellos was the primary beneficiary and entities consolidated by Quellos pursuant to EITF Issue 04-5 collectively had assets totaling approximately $3.5 billion, of which Quellos’ interest was approximately $33.7 million at December 31, 2006.

For entities over which Quellos may exercise significant influence but which do not meet the requirements for consolidation, Quellos uses the equity method of accounting.

2. Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the period. Such estimates include the fair value of certain investments and the estimated value of the Company, which is used to record compensation expense related to equity compensation arrangements. Actual results could differ from such estimates.

Cash and Cash Equivalents

Quellos considers amounts due from banks and all highly liquid investments, including those with an initial maturity of three months or less not held for sale in the normal course of business and cash on deposit to be cash equivalents.

Restricted Cash

Restricted cash and investments represents cash and cash equivalent balances and investments in investment funds, as described in Note 3, which are restricted from use in operations.

Accounts Receivable

Accounts receivable primarily consist of investment management and performance fees. Quellos maintains an allowance, when necessary, in order to absorb certain losses as a result of management’s assessment that Quellos may be unable to collect amounts due which are contractually owed.

2. Significant Accounting Policies (continued)

Investments, at Fair Value

Pursuant to EITF 04-5, discussed below, funds consolidated by Quellos hold investments in private investment funds (“Investee Funds”). These investments are valued based upon the net asset value of each Investee Fund. Investments held by Investee Funds are valued at prices which approximate fair value. The fair value of certain investments in the Investee Funds, which include private placements and other securities for which fair values are not readily available, are determined in good faith by the respective Investee Funds or Quellos in its capacity as general partner or managing member. Estimated fair values may differ from the values that would have been used if a ready market existed for these investments.

Quellos had no direct investments in Investee Funds that exceeded 5% of Investments held by consolidated funds at December 31, 2006.

Investment transactions are accounted for on a trade date basis. Realized gains and losses on investment transactions are determined on an average cost basis. Gains and losses from investments in private investment funds, which are net of all fees and allocations to the investment advisors of the funds, are reflected as net gains (losses) from investments held by consolidated funds in the statement of operations.

Investments in investment funds that are not consolidated are accounted for under the equity method. Quellos’ investment in these funds is equal to its proportional share of the funds’ net assets. The underlying investments held by the investment funds are valued at prices which approximate fair value. The investment funds may hold investments in nonmarketable securities for which fair values have been estimated by Quellos in its capacity as general partner or managing member in the absence of a ready market. Estimated fair values may differ from values that would have been used if a ready market existed for these investments.

A substantial majority of investments at fair value are subject to restriction and are not available for general use in the Company’s operations.

2. Significant Accounting Policies (continued)

Equity Swaps

Equity swaps are primarily held by consolidated funds. These swaps are recorded at their estimated fair value as determined in good faith by obtaining information from the counterparty and/or evaluating other available market data. Factors considered in the valuation process include the terms of the equity swap, marketability (or absence thereof), and transactions with other counterparties for similar equity swap transactions. Gains and losses on maturity or termination of swap agreements are recognized as realized gain (loss) on equity swap transactions. Changes in unrealized gain (loss) for the year are recognized as unrealized gain (loss) from equity swap transactions in the statement of operations.

Equity swap collateral is comprised of floating rate notes that are recorded at amortized cost, which approximates fair value.

Equipment, Facilities, and Depreciation

Depreciation of equipment and facilities is provided on a straight-line basis over the estimated useful lives of the assets.

Asset Class	Useful Life
Leasehold improvements	Lease Term
Furniture and fixtures	5 years
Computers and equipment	3 years
Software	3 years

Management, using its best estimates based on reasonable and supportable assumptions and projections, reviews equipment, and facilities for impairment whenever events or changes in circumstances indicate the carrying amount of such assets might not be recoverable.

Capitalization of Software Costs

Costs related to the development of new software for internal use, incurred subsequent to the preliminary project stage but prior to the point at which the computer software is substantially complete and ready for its intended use, are capitalized and amortized over their estimated useful lives. Capitalized costs are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of such assets might not be recoverable.

2. Significant Accounting Policies (continued)

Goodwill

Management, using its best estimates based on reasonable and supportable assumptions and projections, reviews goodwill for impairment at least annually or whenever events or changes in circumstances have indicated that the carrying amount of such assets might not be recoverable.

Fair Value of Financial Instruments

Financial instruments consist of cash and cash equivalents, restricted cash and investments, investments in investment funds, and derivative financial instruments. The carrying amount of cash and cash equivalents, restricted cash, and investments approximates fair value. Purchases and sales of financial instruments, and the related revenues and expenses, are recorded on a trade-date basis.

Financial Instruments With Off-balance Sheet Risk

Securities sold short represent obligations of Quellos to deliver the specified security and, thereby, create a liability to purchase the security at prevailing prices. Accordingly, these transactions result in off-balance-sheet risk, as Quellos’ ultimate obligation to satisfy the securities sold short may exceed the amount recognized in the statements of financial condition. Securities sold short are recorded at the fair value of the securities sold and are included in accrued expenses and other liabilities. Such securities had a fair value of $81 thousand at December 31, 2006.

Quellos and its consolidated funds may enter into or trade in a variety of swap, option, future, forward, and other over-the-counter derivative instruments, which may not trade on regulated financial markets. Such derivatives are recorded at their estimated fair value. Credit risk associated with these instruments arises from the possibility that a loss may occur from failure of the counterparty to perform according to the terms of the contract when unfavorable changes in the fair value of the underlying financial instrument exist. The estimated fair value of swaps totaled $30 million as of December 31, 2006. Quellos had a receivable for forward commitments of $548 thousand as of December 31, 2006.

Accrued Distribution Fees

Quellos records an accrued payable to unrelated parties for the distribution of certain investment products in non-U.S. jurisdictions.

2. Significant Accounting Policies (continued)

Accumulated Other Comprehensive Income

Other comprehensive income is comprised of foreign exchange translation gains and losses. Accumulated other comprehensive income, a component of members’ capital, totaled $289 thousand as of December 31, 2006.

Revenue Recognition

Generally, investment management and advisory fees are accrued monthly and the majority are collected on a quarterly basis. These fees are based on a combination of the performance of each investment fund and a percentage of the investment fund’s net equity. Investment management and advisory fees include performance-based fees of $135.1 million for the year ended December 31, 2006. Investment management and advisory fees that are contingent based on the performance of an investment fund in the future totaled $1.4 million as of December 31, 2006, which represents the amounts that would be realizable as if the relationship was terminated on December 31st of the respective year.

Investment Income

Investment income primarily relates to income earned on investments in investment funds accounted for using the equity method.

Economic Participation Income

In accordance with the terms of various agreements between the Quellos Financial Ventures (“QFV”) funds consolidated by Quellos and the investment managers of QFVs’ Investee Funds, the QFV funds receive a specific percentage of performance and management fees charged by the Investee Funds’ investment manager as defined by each agreement (the “Participation Rights”). These Participation Rights may be obtained through preference interests in the Investee Funds rather than their investment manager directly.

Equity-Based Compensation

Quellos adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), Accounting for Stock-Based Compensation (“SFAS No. 123(R)”), when accounting for equity compensation arrangements. SFAS No. 123(R) provides that employee equity compensation expense be measured based on the fair value of the compensation arrangements.

2. Significant Accounting Policies (continued)

Non-controlling Interest in Net Income of Consolidated Entities

Non-controlling interest in net income reflects the minority owner’s share of income of a consolidated subsidiary, and the limited partners’/nonmanaging members’ share of a consolidated investment fund. Non-controlling interest holders in consolidated investment funds own a substantial portion of the consolidated assets of investment funds consolidated by Quellos.

Income Taxes

Generally, no provision for federal or state income taxes has been made since the Company is organized as a limited liability company, with associated income allocated to the members for inclusion in their respective returns. However, one jurisdiction does tax income at the limited liability company level. For the year ended December 31, 2006, income tax expense was $3.2 million and is included in state and local taxes in the statement of operations.

Certain Significant Risks

Quellos’ management believes that any of the following could have an adverse effect on Quellos’ future financial position: an adverse regulatory environment; changes in demand for financial services; results of legal or regulatory investigation; client redemptions; litigation; increased competition; poor investment performance; or adverse market conditions.

Recently Adopted Accounting Pronouncements

In June 2005, the Emerging Issues Task Force (“EITF”) of the Financial Accounting Standards Board (“FASB”) reached a conclusion and issued an abstract that provides guidance in assessing when a general partner, as defined in EITF Issue 04-5, should consolidate a limited partnership. EITF 04-5 states that a general partner in a limited partnership or similar entity is presumed to control that entity and, therefore, should include the entities in its consolidated financial statements, unless it can overcome the presumption of control though substantial participating rights or kick-out rights. The guidance was effective for existing and unmodified partnerships or similar entities in fiscal years beginning after December 15, 2005. As a result of this guidance, beginning January 1, 2006 Quellos was required to consolidate those limited partnerships or similar entities for which it has a substantive interest, is general partner or managing member and the entities do not provide the limited partners or members with substantial participating rights or kick-out rights. The adoption of EITF Issue 04-5 resulted in the consolidation of investment funds, as described under “Basis of Presentation.” There was no cumulative effect adjustment associated with the adoption of EITF Issue 04-5.

2. Significant Accounting Policies (continued)

Recently Adopted Accounting Pronouncements (continued)

Share-based Payment (“SFAS No. 123(R)”) focuses on the accounting for transactions in which an entity obtains employee services in exchange for a share-based payment. For nonpublic companies the statement was effective for the first annual reporting period beginning after December 15, 2005. Accordingly, Quellos adopted SFAS No. 123(R) as of January 1, 2006. The adoption of SFAS No. 123(R) did not result in material differences in accounting for share-based payments.

Recently Issued Accounting Pronouncements Not Yet Adopted

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. SFAS 157 applies to reporting periods beginning after November 15, 2007. The Company is currently analyzing the potential impact of adoption of SFAS No. 157 to its consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. The statement permits entities to choose to measure many financial instruments and certain other items at fair value. The statement may be adopted in fiscal years beginning on or before November 15, 2007. The Company is currently analyzing the potential impact of adoption of SFAS No. 159 to its consolidated financial statements.

3. Restricted Cash

Quellos holds positions in brokerage accounts which require Quellos to keep restricted cash in collateral accounts to cover margin requirements totaling $84 thousand at December 31, 2006.

4. Equipment and Facilities

Equipment and facilities consists of the following at December 31 (in thousands):

Leasehold improvements	$7,610
Computers and equipment	4,239
Furniture and fixtures	3,335
Software	5,686

20,870
Accumulated depreciation	(15,431)

$5,439

5. Commitments and Contingent Liabilities

Quellos leases space under various operating leases in Washington, New York, California, North Carolina, and the United Kingdom for which $5.8 million of rent expense was recognized in 2006. Future minimum rentals under noncancelable operating leases are as follows (in thousands):

Year ending December 31:
2007	$5,687
2008	5,695
2009	5,802
2010	4,996
2011	754
Thereafter	514

$23,448

Effective on July 13, 2006 Quellos subleased a California operating lease to a third party for the remainder of its lease term. Through this transaction, Quellos assigned all of its rights and interest under the master lease but remained liable to the third party for a portion of the lease payments. As a result, Quellos recognized a loss of $2.7 million in 2006.

Certain direct or indirect members of Quellos have guaranteed the payment of certain future minimum rentals. In consideration for the provision of this guarantee, Quellos provided security against any future payments by such guarantors by issuing a security interest which totaled $1.5 million at December 31, 2006 in certain investments in investment funds to these members and restricting Quellos from redeeming its interest in these investments in investment funds.

5. Commitments and Contingent Liabilities (continued)

Quellos and a former joint venture have been responding to inquiries by the Internal Revenue Service and the United States Attorney related to tax strategies that Quellos was involved with, which were developed or opined upon by certain big four accounting firms or law firms. Additionally, Quellos and the former joint venture have been involved in related civil litigation. Quellos recognizes provisions for potential claims when it determines that it is probable that an outflow of resources will be required to settle the claim, and the amount can be reasonably estimated. In 2006, Quellos recorded a provision of $61.8 million related to the aforementioned of which $58.1 million remains recorded at December 31, 2006. Given the stage of the remaining proceedings, management is unable to estimate the range of possible loss at this time. This provision only considers insurance reimbursements when agreement is reached with the insuring entities. The estimates are continually reviewed and adjusted as necessary as new information becomes known to the Company. The ultimate settlements could be materially different from the current estimate and any changes in the estimate will be reflected in future periods as such changes become known.

6. Line of Credit

QG has a revolving line of credit with a bank. The agreement allows for the issuance of letters of credit and cash borrowings of up to $17.5 million. The interest rate is based on the applicable London Interbank Offered Rate (“LIBOR”) for the borrowing term plus 1.75% per annum. QG is subject to certain financial covenants customary with such agreements. At December 31, 2006, QG had outstanding letters of credit of $800 thousand and had no outstanding cash borrowings.

7. Members’ Capital

Members’ capital includes two components of members’ interests, those of continuing members ($103.4 million) and those of withdrawn members ($12.8 million) at December 31, 2006. Upon a member withdrawing all or a portion of its interest, the member shall not be entitled to any allocations of income, gain, loss, deduction, and expense with respect to such withdrawn interests and shall not be entitled to exercise any of the other rights of a member in, or have any duties or other obligations of a member with respect to, such withdrawn interests. Subsequent to withdrawal but prior to repurchase by QG, withdrawn members earn a stated return on their interests, which is allocated to their capital account.

7. Members’ Capital (continued)

The value of a withdrawn member’s interest is determined based on the amount such member would receive in respect of the interest being repurchased if the assets of QG were sold at the Company Fair Market Value (as defined). Payments related to such redemptions, as well as payments related to the Plans (Note 11), are dependent upon the Board of Directors’ determination of Cash Available for Distribution (“CAD,” as defined). Payment of such amounts is dependent on future assessments of CAD, which cannot be currently determined. It is possible that these amounts may not be paid in the foreseeable future. To the extent the Board of Directors determines that there is CAD, distributions are required to be made to withdrawn members of no less than 25% of such CAD.

From January through September 27, 2007, the Company made 2007 capital distributions totaling $160 million.

8. Employee Benefit Plan

Quellos has a 401(k) profit sharing plan that is available to all employees of the Company. The 401(k) profit sharing plan is funded by employer contributions and voluntary employee contributions. Employees may contribute up to 100% of their pretax compensation to the 401(k) plan, with contributions not to exceed statutory limits. Employer contributions include a match of 50% of employee contributions up to 6% of base salary and a discretionary annual contribution allocated based on employee compensation and title. Both employer contributions are subject to vesting based on each employee’s service period. Quellos recognized contributions of $2.0 million for the year ended December 31, 2006.

9. Net Capital Requirements

QFS is subject to the SEC Uniform Net Capital Rule (15c3-1), which requires the maintenance of minimum net capital. QFS is required to maintain minimum net capital such that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1. At December 31, 2006, QFS had net capital of $825 thousand which was $820 thousand in excess of its required net capital of $5 thousand and had a ratio of aggregate indebtedness to net capital of .0013 to 1.

10. Related Party Transactions

Receivables from employees totaled $134 thousand at December 31, 2006. Certain accounts payable and accrued expenses are reimbursements owed to employees, totaling $206 thousand at December 31, 2006.

11. Equity Compensation Arrangements

QG and QH have certain equity compensation arrangements to provide additional financial incentives to Quellos employees.

Equity Incentive Plans

QG and QH have each adopted an equity incentive plan (the “Plans”), which provides for the granting of nonqualified options to purchase membership interests (“Options”). Options granted under the Plans typically vest 25% in the first year and ratably over the following 12 quarters. The exercise prices of the Options are typically at estimated fair value as determined by the Board of Directors at the date of grant, and the Options are subject to plan termination dates of April 30, 2011, and December 31, 2010, for Options granted by QG and QH, respectively. SFAS No. 123(R) provides private companies the option to account for cash settled equity plans as liabilities. Quellos has elected the option to account for the Plans as liability plans and, therefore, compensation expense is recorded each period based on the Options’ intrinsic value. The impact of changes in the underlying price is recognized as compensation expense until the Options are cash settled or forfeited.

11. Equity Compensation Arrangements (continued)

Activity of Options granted under the Plans was as follows (in thousands except per share amounts):

QG	Number of Options Outstanding	Weighted- Average Exercise Prices	Range of Exercise Prices	Weighted- Average Remaining Contractual Life	Number of Exercisable Options	Weighted- Average Exercise Price of Exercisable Options
Balance, January 1, 2006	2,656	$9.65
Options granted	583	13.05
Options cash settled	(289)	8.73
Options forfeited	(276)	10.87

Balance, December 31, 2006	2,674	$10.37	$6.54 - $13.94	6.44	1,611	$9.14

QH	Number of Options Outstanding	Weighted- Average Exercise Prices	Range of Exercise Prices	Weighted- Average Remaining Contractual Life	Number of Exercisable Options	Weighted- Average Exercise Price of Exercisable Options
Balance, January 1, 2006	375	$4.33
Options granted	—
Options cash settled	(95)	4.40
Options forfeited	(12)	4.00

Balance, December 31, 2006	268	$4.32	$4.00 - $7.03	4.25	268	$4.32

For the foreseeable future, Options granted under the Plans of QH to employees of Quellos will be settled in cash by QH and Quellos will not be required to reimburse QH. Likewise, Options granted under the Plans of QG to employees of QG’s subsidiaries will be settled in cash by QG, and the subsidiaries will not be required to reimburse QG.

11. Equity Compensation Arrangements (continued)

Equity Awards

In addition to the Plans, other equity compensation awards (“Equity Awards”) were granted to senior employees of Quellos. Recipients of Equity Awards became members of QG and QH, as applicable. The Equity Awards generally provide for potential future allocations of operating profits and losses, which are immediately vested, and potential future allocations of certain nonoperating gains or losses, which are subject to various vesting schedules and requirements.

Membership interest activity related to the Equity Awards was as follows (in thousands except per share amounts):

QG	Number of Membership Interests	Weighted- Average Fair Value	Membership Interests Vested in Nonoperating Gain/Loss Allocation
Outstanding, January 1, 2006	18,344	$3.26	13,670
Granted with time-based vesting	611	2.69
Granted with performance-based vesting
Forfeited with time-based vesting	(260)	2.41
Forfeited with performance-based vesting	(346)	3.24
Settlements	—

Outstanding, December 31, 2006	18,349	$3.25	15,549

QH

Outstanding, January 1, 2006	19,210	0.92	19,210
No activity

Outstanding, December 31, 2006	19,210	$0.92	19,210

11. Equity Compensation Arrangements (continued)

Quellos recognizes compensation expense for Equity Awards based on the estimated fair value at the time of grant, which is amortized over the vesting period of each grant. To determine the compensation expense under SFAS No. 123(R) for awards granted in 2006 or SFAS 123 for awards granted prior to 2006, Quellos estimated the fair value of each Equity Award on the grant date using the Black-Scholes option-pricing model with the following assumptions:

The weighted-average Black-Scholes value of Equity Awards granted by QG during 2006 was estimated using a weighted-average expected life of 5 years; no dividends; a volatility of 12.9%; and a risk-free interest rate of 3.6%.

At December 31, 2006, a maximum of 45,854,212 membership interests were authorized to be utilized pursuant to the equity compensation arrangements. Since the inception of the Plan, equity compensation arrangements governing 48,150,892 membership interests and Options have been cumulatively granted, and of these, 2,147,550 have been cash settled, 5,497,624 have been forfeited, and 3,200,944 were available for grant. Membership interests and Options that have been forfeited are available for regranting and included in the amount available for grant.

12. Subsequent Events

On June 26, 2007, BlackRock, Inc. (“BlackRock”) and BAA Holdings, LLC, a wholly-owned subsidiary of BlackRock, entered into a definitive asset purchase agreement with Quellos Holdings, LLC, the majority owner of QG. Pursuant to the agreement BlackRock will acquire the multimanager investment fund businesses of Quellos through the purchase of certain assets and assumption of certain liabilities of Quellos and certain of its affiliates; such businesses comprise a significant portion of the Company’s revenues.